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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-193694) pertaining to the 2013 Stock Incentive Plan of Ophthotech Corporation effective January 31, 2014,

(2)
Registration Statement (Form S-8 No. 333-191767) pertaining to the 2013 Stock Incentive Plan and Amended and Restated 2007 Stock Incentive Plan of Ophthotech Corporation effective October 16, 2013,

  of our report dated March 11, 2014, with respect to the financial statements of Ophthotech Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ ERNST & YOUNG LLP

MetroPark, New Jersey
March 11, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM